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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TOOTSIE ROLL INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tootsie Roll Industries, Inc.
7401 South Cicero Avenue, Chicago, Illinois 60629

March 26, 2004

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of your Company to be held on Monday, May 3, 2004, at 9:00 A.M., Eastern Daylight Savings Time, in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia.

        At the meeting, you will be asked to consider and vote upon the election of five directors and a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.

        The formal Notice of the Annual Meeting of Shareholders and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please promptly mark, sign and date the enclosed proxy and return it in the enclosed envelope, whether or not you intend to be present at the Annual Meeting of Shareholders.

Sincerely,

Melvin J. Gordon	Ellen R. Gordon
Chairman of the Board and	President and
Chief Executive Officer	Chief Operating Officer

Tootsie Roll Industries, Inc.
7401 South Cicero Avenue, Chicago, Illinois 60629

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 3, 2004

To the Shareholders:

        Notice is hereby given that the Annual Meeting of Shareholders of TOOTSIE ROLL INDUSTRIES, INC. will be held in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia, on Monday, May 3, 2004, at 9:00 A.M., Eastern Daylight Savings Time, for the following purposes:

  1.
  To elect the full board of five directors;

  2.
  To consider and act upon ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2004; and

  3.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only shareholders of record at the close of business on March 2, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The relative voting rights of the Company's Common Stock and Class B Common Stock in respect of the Annual Meeting and the matters to be acted upon at such meeting are described in the accompanying Proxy Statement.

        Your attention is directed to the accompanying Proxy, Proxy Statement and 2003 Annual Report of Tootsie Roll Industries, Inc.

                      By Order of the Board of Directors
                      G. Howard Ember Jr.,                       Assistant Secretary

Chicago, Illinois
March 26, 2004

NOTE:    Please mark, date and sign the enclosed Proxy and return it promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting in person. You may revoke your Proxy at any time before it is voted.

Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, Illinois 60629

PROXY STATEMENT
Annual Meeting of Shareholders—May 3, 2004

SOLICITATION OF PROXIES

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tootsie Roll Industries, Inc. of the accompanying proxy for the Annual Meeting of Shareholders of the Company to be held on Monday, May 3, 2004, and at any adjournments thereof. The purpose of the meeting is for the shareholders of the Company to: (1) elect five directors to terms of office expiring at the 2005 Annual Meeting of Shareholders; (2) consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and (3) transact such other business as may properly come before the meeting and any adjournments thereof.

        Proxies in the accompanying form, properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees and for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting it is intended that the persons named in the accompanying proxy will vote thereon at their discretion. Any shareholder may revoke his or her proxy by giving written notice of revocation to the Assistant Secretary of the Company at any time before it is voted, by executing a later-dated proxy which is voted at the meeting or by attending the meeting and voting his or her shares in person.

        The Board of Directors has fixed the close of business on March 2, 2004 as the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting of Shareholders to be held on May 3, 2004, and at any adjournments thereof. As of the close of business on March 2, 2004, there were outstanding and entitled to vote 33,989,608 shares of Common Stock and 17,132,030 shares of Class B Common Stock. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and therefore the Common Stock will be entitled to a total of 33,989,608 votes and the Class B Common Stock will be entitled to a total of 171,320,300 votes. The Common Stock and the Class B Common Stock will vote together as a single class with respect to the election of directors and all other matters submitted to the Company's shareholders at the meeting. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders of the Company on or about March 26, 2004.

        The entire cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not receive special compensation for such services. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company's Common Stock and Class B Common Stock.

VOTING INFORMATION

        A shareholder may, with respect to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. A shareholder may, with respect to each other proposal to be considered and voted upon at the meeting (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal or (iii) "ABSTAIN" from voting on the proposal. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees and for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be counted in connection with the vote on such matter, although such votes may be counted in connection with the vote on other matters and will count for purposes of determining the presence of a quorum.

        The affirmative vote of a plurality of the votes present in person or by proxy at the meeting and entitled to vote in the election of directors is required to elect directors. Thus, assuming a quorum is present, the five persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director(s) and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a quorum is present at the meeting, in order to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, the number of votes cast favoring the action must exceed the number of votes cast opposing the action. Accordingly, non-votes and abstentions with respect to such matter will not affect the determination of whether such matter is approved.

PROPOSAL 1

ELECTION OF DIRECTORS

        It is the intention of the persons named in the accompanying proxy to vote for the election of each of the five persons named in the table below as a director of the Company to serve until the 2005 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. All of such nominees are now directors of the Company, having been previously elected as directors by the shareholders of the Company or appointed by the Board of Directors. In the event any of the nominees, all of whom have expressed an intention to serve if elected, fail to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors. The information concerning the nominees and their shareholdings has been furnished by them to the Company.

        The following table sets forth information with respect to the five nominees for election as directors:

Name, Age and Other Positions, if any, with Company	Period Served As Director and Business Experience During Past 5 Years
Melvin J. Gordon, 84; Chairman of the Board and Chief Executive Officer(1)(2)	Director since 1952; Chairman of the Board since 1962; Director and President of HDI Investment Corp., a family investment company.
Ellen R. Gordon, 72, President and Chief Operating Officer(1)(2)	Director since 1969; President since 1978; Director and Vice-President of HDI Investment Corp., a family investment company.
Charles W. Seibert, 89(3)(4)	Director since 1978; retired; Vice-President of Citibank through February, 1974 and consultant to several banks since 1974.
Lana Jane Lewis-Brent, 57(3)(4)	Director since 1988; President of Paul Brent Designer, Inc. since 1992 (art publishing); former President of Sunshine-Jr. Stores, Inc. (convenience stores).
Richard P. Bergeman, 66(3)(4)	Director since December 2001; retired; Senior Vice-President of Unilever Bestfoods through February 2001; Senior Vice-President of Bestfoods through October 4, 2000.

(1)
Member of the Executive Committee. When the Board of Directors is not in session, the Executive Committee has the powers of the Board in the management of the business and affairs of the Company, other than certain actions which under the laws of the Commonwealth of Virginia must be approved by the Board of Directors.

(2)
Melvin J. Gordon and Ellen R. Gordon are husband and wife.

(3)
Member of the Audit Committee.

(4)
Member of the Compensation Committee.

        Audit Committee.    The Audit Committee operates under a written charter approved by the full Board, a copy of which is appended to this Proxy Statement as Appendix A. The Audit Committee held six meetings during 2003. The Audit Committee is composed of three "independent" directors within the meaning of the rules of the New York Stock Exchange ("NYSE"). The Board of Directors has determined that no member of the Audit Committee qualifies as an "audit committee financial expert" as such term is defined by rules of the Securities and Exchange Commission ("SEC") and the Company does not believe that given the capabilities of the existing members of the Audit Committee that it is currently necessary to have or recruit a member who would qualify as an audit committee financial expert as defined by the SEC.

        Compensation Committee.    The Compensation Committee's function is limited to the administration of the Tootsie Roll Industries, Inc. 2001 Bonus Incentive Plan and in this capacity makes awards under such plan. Otherwise, the entire Board of Directors is responsible for determining the compensation structure and amounts for the executive officers of the Company. The Compensation Committee held one meeting during 2003.

        The Company does not have a nominating committee. The Board of Directors, three of the five members of which are independent under NYSE listing standards, discusses and determines annually the Company's nominees for election to the Board and does not believe that given the current size and composition of its Board that it needs to have a separately-designated nominating committee to perform this function. The Board will consider director candidates recommended by shareholders, but the Board does not otherwise have a policy with regard to the consideration of director candidates recommended by shareholders, nor has it established any specific minimum qualifications that it believes must be met by a nominee for director, whether recommended by it or by a shareholder, or any specific qualities or skills that it believes are necessary for one or more of its directors to possess, as it believes that it can adequately consider the suitability and qualifications of any such candidates on a case by case basis. The Board does not currently have a policy for identifying or evaluating nominees for director, including nominees recommended by shareholders. If a candidate for nomination is recommended by a shareholder the Board would evaluate that candidate in the same manner as all other candidates to be nominees for director. Any shareholder wishing to submit such a recommendation should do so in writing addressed to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Ellen R. Gordon, President. See "Shareholder Proposals For 2005 Annual Meeting" below in this proxy statement for information regarding procedures that must be followed by shareholders in order to nominate directors at the 2005 annual meeting.

        The Board of Directors held four meetings during 2003. Mr. and Mrs. Gordon do not receive fees for their service on the Board of Directors or committees. Other directors receive an annual fee of $37,000 plus $1,250 per meeting attended. Each member of the Audit Committee receives an annual retainer of $5,000 and the Compensation Committee receives $1,250 per meeting attended. The Chairman of the Audit Committee receives an additional annual fee of $5,500. During 2003, all of the directors attended at least 75 percent of the meetings of the Board of Directors and the Committees of which they were members. Mr. and Mrs. Gordon attended the Company's 2003 Annual Meeting of Shareholders.

        The Board of Directors recommends a vote FOR the election of all named director nominees.

OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 2, 2004, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each person known to the Company to be the beneficial owner of more than five percent of such Common Stock or Class B Common Stock. The information has been furnished to the Company by such persons or derived from filings with the SEC.

Number of Shares of Common Stock and Class B Common Stock Owned Beneficially and Nature of Beneficial Ownership(1)
Percentage of Outstanding Shares of Class
Name
		Direct	Indirect
Melvin J. Gordon	Common Class B	1,173,330 1,173,330	— —	3.5 6.8	% %
Ellen R. Gordon	Common Class B	7,282,217 7,810,997	91,916(2) 35,641(2)	21.7 45.8	% %
Melvin J. Gordon and Ellen R. Gordon, jointly as fiduciaries	Common Class B	— —	4,925,815(3) 4,557,815(3)	14.5 26.6	% %
Leigh R. Weiner	Common Class B	1,174,024 1,988,976	280,551(4) 432,493(4)	4.3 14.1	% %

  The address of Mr. and Mrs. Gordon is c/o Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629. The address of Mr. Weiner is c/o Becker Ross Stone DeStefano & Klein, 317 Madison Ave., New York, New York 10017-5372.

(1)
The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly. Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock.

(2)
Includes 35,641 shares of each of Common Stock and Class B Common Stock held as co-trustee of the Company's pension plan, and 56,275 shares of Common Stock held as co-trustee of the Company Stock Trust.

(3)
Includes 4,219,049 shares each of Common Stock and Class B Common Stock held by Mr. and Mrs. Gordon as fiduciaries for their children and 706,766 shares of Common Stock and 338,766 shares of Class B Common Stock owned by a charitable foundation in which members of the Gordon family are interested.

(4)
Includes 67,030 shares of Common Stock and 42,244 shares of Class B Common Stock held by Mr. Weiner's wife (of which he disclaims beneficial ownership), 181,106 shares of Common Stock and 128,586 shares of Class B Common Stock held by Mr. Weiner or by his wife as custodian for their children and 32,415 shares of Common Stock and 261,663 shares of Class B Common Stock held by a charitable foundation in which Mr. Weiner and members of his family are interested.

OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY MANAGEMENT

        The following table sets forth, as of March 2, 2004, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each director, by each executive officer who is named in the summary compensation table included in this proxy statement, and by all directors and executive officers of the Company as a group.

Number of Shares of Common Stock and Class B Common Stock Owned Beneficially and Nature of Beneficial Ownership(1)
Percentage of Outstanding Shares of Class
Name
		Direct		Indirect
Melvin J. Gordon	Common Class B	(2 (2	) )	(2 (2	) )	(2) (2)
Ellen R. Gordon	Common Class B	(2 (2	) )	(2 (2	) )	(2) (2)
Charles W. Seibert	Common Class B	— —		2,391 —		(3) (3)
Richard P. Bergeman	Common Class B	1,091 —		— —		(3) (3)
Lana Jane Lewis-Brent	Common Class B	4,355 —		22,046 —		(3) (3)
John W. Newlin, Jr.	Common Class B	11,184 12,471		1,379 1,379		(3) (3)
Thomas E. Corr	Common Class B	— —		— —		(3) (3)
G. Howard Ember, Jr.	Common Class B	1,287 —		8,054 —		(3) (3)
All directors and executive officers as a group (10 persons)	Common Class B	8,473,464 8,996,798		5,051,601 4,594,835		39.8 79.3	% %

(1)
The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly. Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock.

(2)
See the table under the caption "Ownership of Common Stock and Class B Common Stock by Certain Beneficial Owners" above for shareholdings of Mr. and Mrs. Gordon.

(3)
Less than 1% of the outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock or Class B Common Stock to file reports of ownership and changes in ownership with the SEC and NYSE. Such persons are also required to furnish the Company with copies of all such reports.

        Based solely on its review of the copies of such reports received by the Company, and written representations from certain reporting persons, the Company is pleased to note that its directors, executive officers and greater than ten percent shareholders filed all required reports during or with respect to fiscal year 2003 on a timely basis.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following summary compensation table sets forth the compensation for the last three calendar years of the Chairman and Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company serving at the end of 2003.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Options SARs	LTIP Payouts	All Other Compensation
Melvin J. Gordon Chairman and CEO	2003 2002 2001	$999,000 999,000 999,000	$1,577,000 1,499,000 1,422,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$1,354,374 2,023,035 2,129,520
Ellen R. Gordon President and Chief Operating Officer	2003 2002 2001	$999,000 999,000 999,000	$1,447,000 1,371,000 1,297,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$$1,343,610 2,012,437 2,110,559
John W. Newlin, Jr. Vice President/Manufacturing	2003 2002 2001	$822,000 760,000 700,000	$331,000 333,000 339,500	$0 0 0	$0 0 0	0 0 0	$0 0 0	$361,104 354,695 370,068
Thomas E. Corr Vice President/Marketing and Sales	2003 2002 2001	$771,000 711,000 653,000	$349,000 351,000 358,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$345,972 339,967 339,835
G. Howard Ember, Jr. Vice President/Finance	2003 2002 2001	$581,000 537,000 493,000	$246,000 247,500 252,200	$0 0 0	$0 0 0	0 0 0	$0 0 0	$254,688 250,529 253,619

(1)
"All Other Compensation" includes (i) contributions to the Company's pension, profit-sharing and excess benefit plans, (ii) annual awards to the Company's Career Achievement Plan ("CAP") in the form of deferred compensation with vesting and forfeiture provisions and (iii) benefits under the Company's split-dollar life insurance plan (see note 3 below).

(2)
For 2003, (i) contributions to the Company's pension, profit-sharing and excess benefit plans, (ii) CAP awards and (iii) split-dollar life insurance benefits were, respectively, as follows: $219,374, $0 and $1,135,000 for Mr. Gordon; $208,610, $0 and $1,135,000 for Mrs. Gordon; $154,904, $193,000 and $13,200 for John W. Newlin, Jr.; $149,772, $188,000 and $8,200 for Thomas E. Corr; and $109,288, $138,500 and $6,900 for G. Howard Ember, Jr. In presenting amounts relating to split-dollar life insurance policies in this year's proxy statement, the Company has changed the actuarial methodologies from those previously used to methodologies considered more likely to reflect the value of the benefit to the named executives.

(3)
In 1993, the Board of Directors approved a split-dollar life insurance program for Mr. Gordon and Mrs. Gordon that replaced benefits that were already earned under the Company's CAP and a previous split-dollar insurance program pursuant to which Mr. and Mrs. Gordon received awards during the years 1982 through 1992. In 1993, 1996 and 1997, the Board of Directors approved additional split-dollar life insurance arrangements for Mr. and Mrs. Gordon, a portion of which replaced benefits previously earned under deferred compensation and excess benefit plans. The Company is entitled to fully recover all premiums paid by it for the split-dollar life insurance upon termination of the respective arrangement or sooner upon death of the insured or otherwise under the terms of the arrangements.

(4)
Any perquisites or other personal benefits furnished by the Company to any of the named executives were less than the reporting thresholds set forth in SEC rules (the lesser of $50,000 or 10% of the individual's cash compensation). Mr. and Mrs. Gordon conduct Company business from executive offices in multiple locations and use both commercial and Company aircraft to travel between these offices. The Company's Board of Directors has approved the use of Company aircraft by Mr. and Mrs. Gordon for this travel for various business purposes benefiting the Company. Because of these business purposes, the costs associated with such travel is not included in the table. However, the Company is voluntarily reporting in this footnote that the aggregate incremental costs to the Company associated with the travel between office locations, exclusive of other business travel made by Mr. Gordon and Mrs. Gordon on behalf of the Company, was approximately $256,600 for each during 2003, $244,000 and $238,300, respectively, during 2002 and $195,000 for each during 2001. In addition, the aggregate incremental costs to the Company of personal usage of corporate aircraft by Mr. and Mrs. Gordon was approximately $5,500 for each during 2003, $5,300 for each during 2002, and $1,700 for each during 2001. Mr. and Mrs. Gordon also use a corporate apartment in connection with their conduct of Company business, the cost of which was approximately $52,400 in 2003, $46,900 in 2002 and $42,400 in 2001 for each of Mr. and Mrs. Gordon.

Change in Control Agreements

        The Company has entered into severance agreements (the "Agreements") with five executive officers, excluding Mr. and Mrs. Gordon but including the other executive officers named in the Summary Compensation Table. The Agreements generally provide that in the event the executive's employment is terminated by the Company without "cause" or by the executive for "good reason" within two years after a "change in control" (as such terms are defined in the Agreements), the executive will receive a pro-rated bonus for the year of termination plus three times his annual base salary and three times the higher of his incentive bonus for the last fiscal year or his average incentive bonus over the prior three fiscal years. The executive would also be eligible for three years of coverage under the Company's health, life and disability benefit plans and for a "gross-up" payment as reimbursement of any federal excise (but not income) taxes payable. The executive would also become vested in, and be paid, any unvested accrued benefits under the Company's Pension, Profit Sharing and Excess Benefit Plans and the maximum award under the CAP Plan. In the event of such a termination, each executive has agreed to a noncompetition and nonsolicitation covenant applicable for one year following the termination of his employment. The Board of Directors believes that the foregoing arrangements are frequently part of executive compensation practices at major public corporations. Mr. and Mrs. Gordon have advised the Board of Directors that the Gordon family intends to maintain voting control of the Company and, therefore, the Board of Directors believes that it is unlikely that the Agreements would be utilized.

Report on Executive Compensation

        During 2003, the entire Board of Directors was responsible for determining the compensation structure and amounts for the executive officers of the Company. The Compensation Committee of the Board of Directors (the "Compensation Committee") was responsible for administering the Tootsie Roll Industries, Inc. Bonus Incentive Plan. This report describes the policies and rationale for the Board and the Compensation Committee in establishing the principal components of compensation for the executive officers during 2003.

Executive Compensation Policy

        The Company's compensation program is designed to encourage and reward both individual effort and teamwork leading to improvement in the Company's financial performance and attainment of the Company's principal long-term objective of profitably building the Company's well-known brands. The Company's executive officer compensation program is balanced between short-term and long-term compensation and incentives. The program is comprised of base salary, annual cash incentive bonuses, annual awards under the Company's Career Achievement Plan ("CAP"), split-dollar insurance plans, and pension, profit-sharing and excess benefit plans generally available to employees of the Company. The Board of Directors believes that this program will lead to increased shareholder value on a long-term basis.

Base Salary

        The Board of Directors annually reviews each executive officer's salary. The Board considers the following with respect to the determination of an individual executive officer's base salary:

  •
  Performance and contribution to the Company, including length of service in the position;

  •
  Comparative compensation levels of other companies, including periodic compensation studies performed by independent compensation and benefit consultants;

  •
  Overall competitive environment for executives and the level of compensation considered necessary to attract and retain executive talent;

  •
  Historical compensation and performance levels for the Company; and

  •
  A desire to adhere to Internal Revenue Code Section 162(m) regulations on deductible compensation, thus maximizing the Company's ability to receive federal income tax deductions.

        Companies used in comparative analyses for the purpose of determining each executive officer's salary are selected periodically with the assistance of professional compensation consultants. Selection of such companies is based on a variety of factors, including market capitalization, revenue size and industry classification. The companies used in these comparative analyses include some of the companies in the Peer Group used in the Performance Graph, as well as other companies. The Board of Directors believes that the Company's primary competitors for executive talent are companies with a similar market capitalization and, accordingly, relies on a broad array of companies in various industries for comparative analyses.

Annual Incentives and Other Awards

        Effective January 1, 1997, the Compensation Committee established the Tootsie Roll Industries, Inc. Bonus Incentive Plan. In 2001, the shareholders approved the 2001 Bonus Incentive Plan to replace the previous Bonus Incentive Plan for 2001 and future years. The 2001 Bonus Incentive Plan was adopted to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company. Under the Plan, certain key employees (including employees who are also directors) designated by the Compensation Committee may receive annual incentive compensation determined by pre-established objective performance goals. This year, all executive officers named in the summary compensation table included in this proxy statement were eligible for the 2001 Bonus Incentive Plan. Performance goals were based on the measures, objectives and financial criteria discussed below.

        Annual incentive bonuses to some executive officers and CAP and split-dollar insurance awards for all executive officers are made at the discretion of the Board of Directors in order to recognize and reward each executive officer's contribution to the Company's overall performance in terms of both financial results and attainment of individual and Company goals.

        The annual cash incentive bonus is designed to reward executives, as well as other management personnel, for their contributions to the Company's financial performance during the recently completed year.

        The annual CAP award and split-dollar life insurance program is principally designed to provide an incentive to executive officers to achieve both short-term and long-term financial and other goals, including strategic objectives. These programs are also designed to provide an incentive for the executive to remain with the Company on a long-term basis. These awards are determined by the Board of Directors based on the performance of the Company and the executive's contribution to the growth and success of the Company.

        The Board of Directors considers both achievement of strategic objectives and financial performance measures in determining compensation levels. The following measures of Company performance were considered in the determination of 2003 bonuses and awards:

  •
  Earnings per share;

  •
  Increase in sales of core brands and total sales;

  •
  Return on assets;

  •
  Return on equity; and

  •
  Net earnings as a percentage of sales.

        The awards for 2003 recognize the Company's achievement of the Company's third highest year of profitability as measured by earnings per share and the high level of achievement on other measures of financial performance given the state of the economy in 2003. The Company's earnings per share in 2003 were higher than in 2002, and the Board believes that the Company's return on equity and return on sales continue to be high and that the Company out-performed most competitors on important financial performance indicators.

Rationale of CEO Compensation

        The Board of Directors established the compensation of Melvin J. Gordon, Chairman of the Board of Directors and Chief Executive Officer, using the same criteria that were used to determine the other executive officers' compensation as discussed above. In addition, the Board considered Mr. Gordon's leadership of the Company in achieving the Company's strategic and long-term objectives. Mr. Gordon did not receive any salary increase during 2003. Instead, the Compensation Committee increased the amount of pay at risk through his bonus opportunity. A substantial portion of Mr. Gordon's compensation is at risk. As discussed above, the Compensation Committee determined pre-established objective performance goals to determine Mr. Gordon's bonus. It is the Board's opinion that Mr. Gordon's compensation package was based on an appropriate assessment of the Company's performance, his individual performance and competitive standards.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to certain executives, unless certain exemptions apply. One of the exemptions is for performance-based compensation. The 2001 Bonus Incentive Plan, which was approved by the stockholders, is designed to qualify for this exemption. The Compensation Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining flexibility to approve, when appropriate, compensation arrangements that it deems to be in the best interests of the Company and it stockholders, but which may not always qualify for full tax deductibility.

        The foregoing report has been approved by the entire Board of Directors, the members of which are:

Melvin J. Gordon
Ellen R. Gordon
Charles W. Seibert
Lana Jane Lewis-Brent
Richard P. Bergeman

Compensation Committee Interlocks and Insider Participation

        As indicated above under "Report on Executive Compensation," during 2003 the Board of Directors of the Company was responsible for determining the compensation of the executive officers of the Company. Mr. Gordon is the Chairman of the Board and Chief Executive Officer of the Company and Mrs. Gordon is President and Chief Operating Officer of the Company.

Certain Relationships And Related Transactions

        The Company directs the majority of its charitable giving through a foundation in which Mr. and Mrs. Gordon are the sole directors. The foundation supports a number of medical research, educational and other charitable organizations principally located in cities where the Company has operations, as well as a matching gifts program for employees of the Company. The Company believes, due to the well-known and long-standing affiliation of Mr. and Mrs. Gordon with the Company, that any private or public recognition of them, which donee institutions sometimes give, provides a benefit to the Company. In 2003 the Board of Directors approved a donation of $975,000 to the foundation, which is generally consistent with amounts given in prior years.

Performance Graph

        The following performance graphs compare the Company's cumulative total shareholder return on the Company's Common Stock for a ten-year period (December 31, 1993 to December 31, 2003) and a five-year period (December 31, 1998 to December 31, 2003) with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Industry Food Index ("Peer Group," which includes the Company).

TEN-YEAR CUMULATIVE TOTAL RETURN*

FIVE-YEAR CUMULATIVE TOTAL RETURN

*
Assumes (i) $100 invested on December 31 of the first year of the chart in each of the Company's Common Stock, S&P 500 and the Dow Jones Industry Food Index and (ii) the reinvestment of dividends.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

        The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, as the independent auditors for the Company for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP has been the Company's independent auditors since 1968. Although not required by the Company's Articles of Incorporation or Bylaws, the Board of Directors deems it to be in the best interest of the Company to submit to the shareholders a proposal to ratify the appointment of PricewaterhouseCoopers LLP and recommends a vote in favor of such ratification. It is not expected that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting.

        The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

INDEPENDENT AUDITOR FEES AND SERVICES

        The following table sets forth the approximate aggregate fees billed by PricewaterhouseCoopers, the Company's independent auditors, for professional services in 2003 and 2002.

	2003	2002
Audit Fees	$342,500	$291,016
Audit-Related Fees(1)	6,500	—
Tax Fees(2)	154,514	147,016
All Other Fees(3)	27,658	—

(1)
The fees in this category were for services rendered in connection with internal control reviews.

(2)
The fees in this category were for services rendered by PwC for tax compliance, tax consulting, and tax planning.

(3)
The fees in this category were for statutory services performed in connection with a Mexican subsidiary.

        All audit, audit-related services, tax and other services provided by PricewaterhouseCoopers to the Company are pre-approved by the Audit Committee pursuant to a pre-approval policy adopted by the Audit Committee. Pursuant to that Policy, the Audit Committee may delegate pre-approval to one or more of its members, provided that any member to whom any such authority is delegated shall report any pre-approval of services to the full Audit committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003. The Audit Committee has discussed with the Company's independent auditors, which are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company's financial reporting. The Audit Committee has received from the independent auditors written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent auditors the firm's independence from management and the Company.

        In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

        As stated in the Audit Committee charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditors and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.

        The foregoing report has been approved by the Audit Committee, the members of which are:

  Richard P. Bergeman, Chairman
  Lana Jane Lewis-Brent
  Charles W. Seibert

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        In order to be considered for inclusion in the Company's proxy materials for the 2005 Annual Meeting of Shareholders, any shareholder proposals should be addressed to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Ellen R. Gordon, President, and must be received no later than November 26, 2004. In addition, the Company's Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2004 Annual Meeting of Shareholders may consider shareholder proposals or nominations brought by a shareholder of record on March 2, 2004, who is entitled to vote at the 2004 Annual Meeting of Shareholders and who has given the Assistant Corporate Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2004 Annual Meeting of Shareholders must have been received by the Assistant Corporate Secretary on or after February 3, 2004 and on or prior to March 4, 2004. The Assistant Corporate Secretary did not receive notice of any shareholder proposals or nominations relating to the 2004 Annual Meeting of Shareholders. The 2005 Annual Meeting of Shareholders is expected to be held on May 2, 2005. A shareholder proposal or nomination intended to be brought before the 2005 Annual Meeting of Shareholders must be received by the Assistant Corporate Secretary on or after February 2, 2005 and on or prior to March 3, 2005.

        Shareholders may communicate to the Board of Directors or any individual director in writing, by regular mail, addressed to the Board of Directors or an individual director, care of Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Ellen R. Gordon, President.

Mrs. Gordon and her staff will compile any such communications and relay them to the applicable Board member or members.

GENERAL

        The Board of Directors does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2003 is being mailed herewith.

        A copy of the Company's 2003 Annual Report on Form 10-K without exhibits may be obtained without charge upon written request to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: G. Howard Ember Jr., Vice President/Finance and Assistant Secretary. A reasonable charge will be made for requested exhibits.

By Order of the Board of Directors G. Howard Ember Jr. Assistant Secretary

Chicago, Illinois
March 26, 2004

Appendix A

TOOTSIE ROLL INDUSTRIES, INC.

Audit Committee Charter

PURPOSE

        The Audit Committee is appointed by the Board of Directors for the primary purposes of:

  •
  Performing Board of Directors' oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, including, among other things:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  review of the independent auditors' qualifications and independence; and

  •
  the performance of the Company's internal audit function and the Company's independent auditors;

  •
  Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors and independent auditors, and

  •
  Preparing the report to be included in the Company's annual proxy statement, as required by the Securities and Exchange Commission's ("SEC") rules.

COMPOSITION AND QUALIFICATIONS

        The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence and other qualification requirements of the Sarbanes-Oxley Act of 2002 (the "Act"), the New York Stock Exchange, Inc. and all other applicable laws and regulations. Each member of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, as each such qualification is interpreted by the Board of Directors in its business judgment.

RESPONSIBILITIES

        The Audit Committee will:

(1)
Review and discuss the annual audited financial statements and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management and the independent auditors. In connection with such review, the Audit Committee will:

•
Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit;

•
Review significant changes in accounting or auditing policies;

  •
  Review with the independent auditors any problems or difficulties encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work and management's response to such problems or difficulties;

  •
  Review with the independent auditors, management and senior personnel responsible for the internal auditing function the adequacy of the Company's internal controls, and any significant findings and recommendations with respect to such controls;

  •
  Review reports required to be submitted by the independent auditor concerning: (a) all critical accounting policies and practices used; (b) all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of such alternatives, and the accounting treatment preferred by the independent auditors; and (c) any other material written communications with management;

  •
  Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative GAAP methods on the financial statements and the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

  •
  Discuss policies and procedures concerning earnings press releases and review the type and presentation of information to be included in earnings press releases (paying particularly attention to any use of any "non-GAAP financial measures" (as defined in SEC rules) or any other "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

(2)
Review and discuss the quarterly financial statements and the Company's disclosures provided in periodic quarterly reports including "Management's Discussion and Analysis of Financial Condition and Results of Operations" with Management, senior personnel responsible for the internal auditing function and the independent auditor.

(3)
Oversee the external audit coverage. The Company's independent auditors are ultimately accountable to the Audit Committee, which has the direct authority and responsibility to appoint, retain, compensate, terminate, select, evaluate and, where appropriate, replace the independent auditors. In connection with its oversight of the external audit coverage, the Audit Committee will:

•
Have authority to appoint and replace (subject to stockholder approval or ratification, if deemed advisable by the Board of Directors) the independent auditors;

•
Have authority to approve the engagement letter and the fees to be paid to the independent auditors;

•
Pre-approve all audit and non-audit services to be performed by the independent auditors and the related fees for such services (subject to the inadvertent de minimus exceptions set forth in the Act and the SEC rules);

•
Obtain confirmation and assurance as to the independent auditors' independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking appropriate action in response to the independent auditors' report to satisfy itself of their independence;

  •
  At least annually, obtain and review a report by the independent auditors describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and to assess the independent auditors' independence, all relationships between the independent auditors and the Company;

  •
  Meet with the independent auditors prior to the annual audit to discuss planning and staffing of the audit;

  •
  Review and evaluate the performance of the independent auditors, as the basis for a decision to reappoint or replace the independent auditors;

  •
  Set clear hiring policies for employees or former employees of the independent auditors, including but not limited to, as required by all applicable laws and listing rules; and

  •
  Assure regular rotation of the lead audit partner, as required by the Act, and consider whether rotation of the independent auditor is required to ensure independence.

(4)
Oversee internal audit coverage. In connection with its oversight responsibilities, the Audit Committee will:

•
Review the appointment or replacement of senior personnel responsible for the internal auditing function;

•
Review, in consultation with management, the independent auditors and senior personnel responsible for the internal auditing function, the plan and scope of internal audit activities;

•
Review internal audit activities, budget and staffing; and

•
Review significant reports to management regarding internal auditing and management's responses to such reports.

(5)
Review with the independent auditors and the senior personnel responsible for the internal auditing function the adequacy of the Company's internal controls, and any significant findings and recommendations with respect to such controls.

(6)
Resolve any differences in financial reporting between management and the independent auditors.

(7)
Establish procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(8)
Discuss policies and guidelines to govern the process by which risk assessment and risk management is undertaken.

(9)
Meet periodically with management to review and assess the Company's major financial risk exposures and the manner in which such risks are being monitored and controlled.

(10)
Meet periodically (not less than annually) in separate executive session with each of management (including the chief financial officer), senior personnel responsible for the internal auditing function, and the independent auditors.

(11)
As appropriate, obtain advice and assistance from outside legal, accounting or other advisers.

(12)
Report regularly to the Board of Directors with respect to Audit Committee activities.

(13)
Prepare the report of the Audit Committee required by the rules of the SEC to be included in the proxy statement for each annual meeting.

(14)
Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

PROCEDURES

(1)
Action.

  A majority of the members of the entire Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote a majority of members present at a meeting at which a quorum is present. Without a meeting, the Audit Committee may act by unanimous written consent of all members. However, the Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of audit and permitted non-audit services, provided the decision is reported to the full Audit Committee at its next scheduled meeting.

(2)
Fees.

  The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation: (a) to outside legal accounting or other advisors employed by the Audit Committee; and (b) for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

(3)
Limitations.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors.

As adopted by the Board of Directors on February 17, 2004

PROXY

TOOTSIE ROLL INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned shareholder of TOOTSIE ROLL INDUSTRIES, INC. (the "Company") hereby appoints ELLEN R. GORDON, MICHAEL L. SOFFIN and ROBERT A. GOULDIN, and each of them, as the undersigned's proxies (with the power of substitution) to vote all the shares of Common Stock and /or Class B Common Stock of the Company which the undersigned would be entitled to vote at the annual meeting of shareholders of such Company to be held on May 3, 2004, at 9:00 A.M. (EDST) and any adjournment thereof, on the matters set forth on the reverse side hereof.

        This Proxy will be voted in accordance with instructions specified on the reverse side, but in the absence of any instructions will be voted "FOR" Items (1) and (2). If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion. The undersigned hereby revokes any proxy heretofore given.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
A RETURN ENVELOPE IS ENCLOSED

Address Change/Comments (Mark the corresponding box on the reverse side)

— FOLD AND DETACH HERE —

(1) Election of Directors:
01 Melvin J. Gordon, 02 Ellen R. Gordon, 03 Lana Jane Lewis-Brent, 04 Charles W. Seibert, 05 Richard P. Bergeman
FOR all nominees listed above (except as marked to the contrary above)	WITHHOLD AUTHORITY to vote for all nominees listed above	Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)
☐	☐

(2)	Ratify the appointment of PricewaterhouseCoopers LLP as auditors for the fiscal year 2004.			(3)	In their discretion on any other business that may properly come before such meeting.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing. If shares are held jointly, both shareholders should sign.

— FOLD AND DETACH HERE —

QuickLinks

Tootsie Roll Industries, Inc. 7401 South Cicero Avenue, Chicago, Illinois 60629
SOLICITATION OF PROXIES
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY CERTAIN BENEFICIAL OWNERS
OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY MANAGEMENT
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
Change in Control Agreements
Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Certain Relationships And Related Transactions
Performance Graph
TEN-YEAR CUMULATIVE TOTAL RETURN
FIVE-YEAR CUMULATIVE TOTAL RETURN
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS
INDEPENDENT AUDITOR FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
GENERAL
TOOTSIE ROLL INDUSTRIES, INC. Audit Committee Charter